                                                      Registration No. 333-69568
As filed with the Securities and Exchange Commission on February 25, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                                87-0438640
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   111 Second Avenue N.E., Suite 1600
      St. Petersburg, Florida                                        33701
(Address of principal executive offices)                          (Zip Code)

                          2001 Consultant Services Plan
                            (Full title of the plan)

           George Bernardich                      Copy to:
         Chief Executive Officer
   111 Second Avenue N.E., Suite 1600             Martin A. Traber, Esquire
        St. Petersburg, Florida                         Foley & Lardner
            (727) 866-3660                    100 North Tampa Street, Suite 2700
   (Name, address and telephone number,              Tampa, Florida 33602
 including area code, of agent for service)             (813) 229-2300
                           --------------------------

                               CALCULATION OF REGISTRATION FEE
---------------------- --------------- -------------------- -------------------- -----------------
                                         Proposed Maximum     Proposed Maximum
Title of Securities to  Amount to be    Offering Price Per   Aggregate Offering     Amount of
     be Registered       Registered           Share               Price          Registration Fee
---------------------- --------------- -------------------- -------------------- -----------------
     Common Stock,
    $.001 par value     250,000 shares       $.21(1)            $52,500(1)           $4.83
---------------------- --------------- -------------------- -------------------- -----------------

(1)   Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average
(any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on February 20, 2002.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

     Seaview Video Technology, Inc. has previously registered 332,212 shares of its common stock, par value $.001 per share of Common Stock for issuance under the 2001 Consultants Services Plan for Seaview Video Technology, Inc. (the
"Plan"). The registration of such shares was effected on a form S-8 Registration
Statement filed with the Securities and Exchange Commission on September 18,
2001 and under Amendments No. 1 to Form S-8 filed on October 25, 2001 and under
Amendment No. 2 to Form S-8 filed on January 8, 2002, bearing the file number
333-69568 (the "Earlier Registration Statements"). This Registration Statement
is being filed to register an additional 250,000 securities of the same class as those for which the Earlier Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier
Registration Statements are hereby incorporated herein by reference.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.           Exhibits.
                  --------

       Exhibit No.             Exhibit
       ----------              -------

           (4)        Amended and Restated 2001 Consultant Services Plan

           (5)        Opinion of Foley & Lardner

         (23.1)       Consent of Carol McAtee, CPA

         (23.2)       Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)        Power of Attorney relating to subsequent amendments
                      (included on the signature page to this Registration
                      Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 25th day of
February, 2002.

                                             SeaView Video Technology, Inc.

                                             By:/s/George S. Bernardich, III
                                                -----------------------------
                                                George S. Bernardich, III
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                 Title                      Date
      ---------                                 -----                      ----

/s/GEORGE S. BERNARDICH, III          Chief Executive Officer
----------------------------
GEORGE S. BERNARDICH, III             (Principal Executive Officer)     FEBRUARY 25, 2002

/s/DOUGLAS BAUER                      Chief Financial Officer
----------------------------
DOUGLAS BAUER                         (Principal Executive Officer)     FEBRUARY 25, 2002

/s/JAMES R. COX
----------------------------
JAMES R. COX                          Secretary and Treasurer           FEBRUARY 25, 2002

/s/MYLES J. GOULD
----------------------------
MYLES J. GOULD                        Director                          FEBRUARY 25, 2002

/s/BRADFORD M. GOULD
----------------------------
BRADFORD M. GOULD                     Director                          FEBRUARY 25, 2002

                                    Exhibits.
                                    --------

          SeaView Video Technology, Inc. 2001 Consultant Services Plan

       Exhibit No.                      Exhibit
       -----------                      -------

           (4)        Amended and Restated 2001 Consultant Services Plan

           (5)        Opinion of Foley & Lardner

          (23.1)      Consent of Carol Atee, CPA

          (23.2)      Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24)       Power of Attorney relating to subsequent amendments
                      (included on the signature page to this Registration
                      Statement)